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                                                                    EXHIBIT 99.4

                                     CONSENT



        The undersigned hereby consents to serve as a director of E-Stamp Corporation should the proposed merger between Learn2.com, Inc. and E-Stamp Corporation become effective.


                                                   /s/ Stephen P. Gott
                                                   -----------------------------
                                                   Stephen P. Gott